Exhibit 99.6

PRUDENTIAL FINANCIAL, INC.

Schedule III

Supplementary Insurance Information

As of and for the Year Ended December 31, 2007 (in millions)

Segment	Deferred Policy Acquisition Costs	Future Policy Benefits, Losses, Claims, Expenses	Unearned Premium	Other Policy Claims and Benefits Payable	Premiums, Policy Charges and Fee Income	Net Investment Income	Benefits, Claims, Losses and Settlement Expenses	Amortization of DAC(1)	Other Operating Expenses
Individual Life	$3,855	$2,647	$—	$6,588	$1,573	$656	$1,122	$164	$694
Individual Annuities	1,976	1,166	—	7,910	1,354	580	569	278	926
Group Insurance	321	4,754	163	6,090	4,045	671	3,865	9	641

Insurance Division	6,152	8,567	163	20,588	6,972	1,907	5,556	451	2,261

Asset Management	—	—	—	—	—	226	—	20	1,607
Financial Advisory	—	—	—	—	—	3	—	—	76
Retirement	233	14,250	48	43,371	501	3,676	3,306	17	990

Investment Division	233	14,250	48	43,371	501	3,905	3,306	37	2,673

International Insurance	5,187	36,592	181	18,170	6,490	1,608	5,211	479	937
International Investments	—	—	—	—	—	36	—	—	513

International Insurance and Investments Division	5,187	36,592	181	18,170	6,490	1,644	5,211	479	1,450

Corporate and Other	(176)	455	3	(2,860)	(33)	772	(90)	(47)	737

Total Financial Services Businesses	11,396	59,864	395	79,269	13,930	8,228	13,983	920	7,121

Closed Block Business	943	51,209	—	8,546	3,552	3,789	6,891	76	724

	$12,339	$111,073	$395	$87,815	$17,482	$12,017	$20,874	$996	$7,845

(1)	As discussed in Note 2 to the Consolidated Financial Statements, the Company amortizes deferred policy acquisitions costs (“DAC”) related to traditional participating life insurance in proportion to gross margins based on historical and anticipated future experience, and for interest-sensitive and variable life products and fixed and variable annuity products in proportion to gross profits based upon historical and future experience. Amortization of DAC for the year ended December 31, 2007 includes a decrease of $135 million within the Individual Life segment related to updates of assumptions used in estimating future gross profits.

PRUDENTIAL FINANCIAL, INC.

Schedule III

Supplementary Insurance Information

As of and for the Year Ended December 31, 2006 (in millions)

Segment	Deferred Policy Acquisition Costs	Future Policy Benefits, Losses, Claims, Expenses	Unearned Premium	Other Policy Claims and Benefits Payable	Premiums, Policy Charges and Fee Income	Net Investment Income	Benefits, Claims, Losses and Settlement Expenses	Amortization of DAC(1)	Other Operating Expenses
Individual Life	$3,550	$2,293	$—	$6,171	$1,349	$548	$1,066	$2	$604
Individual Annuities	1,613	949	—	8,767	1,065	618	583	183	722
Group Insurance	284	4,504	159	5,755	3,863	621	3,703	2	623

Insurance Division	5,447	7,746	159	20,693	6,277	1,787	5,352	187	1,949

Asset Management	—	—	—	—	—	182	—	27	1,430
Financial Advisory	—	—	—	—	—	20	—	—	287
Retirement	176	14,493	24	40,616	474	3,425	2,921	18	887

Investment Division	176	14,493	24	40,616	474	3,627	2,921	45	2,604

International Insurance	4,397	33,277	56	16,193	6,237	1,394	4,965	467	920
International Investments	—	—	—	—	—	31	—	—	447

International Insurance and Investments Division	4,397	33,277	56	16,193	6,237	1,425	4,965	467	1,367

Corporate and Other	(166)	484	6	(1,886)	(26)	801	(40)	(43)	691

Total Financial Services Businesses	9,854	56,000	245	75,616	12,962	7,640	13,198	656	6,611

Closed Block Business	1,009	50,706	—	9,018	3,599	3,680	6,624	90	695

Total	$10,863	$106,706	$245	$84,634	$16,561	$11,320	$19,822	$746	$7,306

(1)	As discussed in Note 2 to the Consolidated Financial Statements, the Company amortizes deferred policy acquisitions costs (“DAC”) related to traditional participating life insurance in proportion to gross margins based on historical and anticipated future experience, and for interest-sensitive and variable life products and fixed and variable annuity products in proportion to gross profits based upon historical and future experience. Amortization of DAC for the year ended December 31, 2006 includes a decrease of $289 million within the Individual Life segment related to updates of assumptions used in estimating future gross profits.

PRUDENTIAL FINANCIAL, INC.

Schedule III

Supplementary Insurance Information

As of and for the Year Ended December 31, 2005 (in millions)

Segment	Deferred Policy Acquisition Costs	Future Policy Benefits, Losses, Claims, Expenses	Unearned Premium	Other Policy Claims and Benefits Payable	Premiums, Policy Charges and Fee Income	Net Investment Income	Benefits, Claims, Losses and Settlement Expenses	Amortization of DAC(1)	Other Operating Expenses
Individual Life	$3,187	$1,920	$—	$5,700	$1,486	$496	$808	$369	$587
Individual Annuities	1,256	898	—	8,496	769	615	503	173	531
Group Insurance	170	4,101	209	5,184	3,561	591	3,417	3	558

Insurance Division	4,613	6,919	209	19,380	5,816	1,702	4,728	545	1,676

Asset Management	—	—	—	—	—	105	—	33	1,199
Financial Advisory	—	—	—	—	—	6	—	—	454
Retirement	119	13,339	—	37,901	508	3,040	2,549	24	824

Investment Division	119	13,339	—	37,901	508	3,151	2,549	57	2,477

International Insurance	3,761	30,580	53	14,567	6,363	1,299	5,347	391	899
International Investments	—	—	—	—	—	25	—	—	381

International Insurance and Investments Division	3,761	30,580	53	14,567	6,363	1,324	5,347	391	1,280

Corporate and Other	(136)	631	28	(1,061)	(30)	697	25	(79)	533

Total Financial Services Businesses	8,357	51,469	290	70,787	12,657	6,874	12,649	914	5,966

Closed Block Business	1,081	50,113	—	9,285	3,619	3,721	6,783	99	662

Total	$9,438	$101,582	$290	$80,072	$16,276	$10,595	$19,432	$1,013	$6,628

(1)	As discussed in Note 2 to the Consolidated Financial Statements, the Company amortizes deferred policy acquisitions costs (“DAC”) related to traditional participating life insurance in proportion to gross margins based on historical and anticipated future experience, and for interest-sensitive and variable life products and fixed and variable annuity products in proportion to gross profits based upon historical and future experience. Amortization of DAC for the year ended December 31, 2005 includes an increase of $89 million within the Individual Life segment related to updates of assumptions used in estimating future gross profits.

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